UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 8, 2021 (January 8, 2021)

Nxt-ID, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36616	46-0678374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Nxt-ID, Inc.

288 Christian Street

Hangar C 2nd Floor

Oxford, CT 06478

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 266-2103

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	NXTD	The Nasdaq Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement.

On January 8, 2021, Nxt-ID, Inc., a Delaware corporation (the “Company”), entered into a Warrant Amendment and Exercise Agreement (the “Amendment Agreement”) with holders (the “Holder”) of a common stock purchase warrant, dated April 4, 2019, previously issued by the Company to the Holder (the “Original Warrant”).

In consideration for each exercise of the Original Warrant that occurs within 45 calendar days of the date of the Amendment Agreement, in addition to the issuance of the Warrant Shares (as defined in the Original Warrant) on or prior to the Warrant Share Delivery Date (as defined in the Original Warrant), the Company has agreed to deliver to the Investor a new warrant to purchase a number of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), equal to the number of Original Warrants that the Holder has exercised pursuant to the terms of the Original Warrant, at an exercise price of $1.525 per share, which represents the average Nasdaq Official Closing Price of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the date of the Amendment Agreement (the “New Warrants”). The Investor currently holds Original Warrants exercisable for up to 2,469,136 shares of Common Stock, and, therefore, may receive up to an equivalent number of New Warrants. The Investor may continue to exercise the Original Warrants after 45 calendar days of the date of the Amendment Agreement, but the Investor will not receive any New Warrants in consideration for the exercise of any Original Warrants exercised thereafter.

The Amendment Agreement contains customary representations, warranties and covenants by each of the Company and the Investor.

The New Warrants, if issued, are exercisable for up to the original expiration dates of the Original Warrants, which is April 4, 2024. The exercise price and number of shares issuable upon exercise of the New Warrants are subject to traditional adjustment for stock splits, combinations, recapitalization events and certain dilutive issuances. The New Warrants are required to be exercised for cash; however, if during the term of the New Warrants there is not an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering the resale of the shares of Common Stock issuable upon exercise of the New Warrants, then the New Warrants may be exercised on a cashless (net exercise) basis pursuant to the formula provided in the New Warrants.

The Company intends to use the proceeds of any exercise of the Original Warrants for working capital purposes, the launch of new products and to reduce its debt outstanding.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02 in its entirety. The Company is issuing the New Warrants and will issue the shares of Common Stock issuable upon exercise of the New Warrants, in each case in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act or Rule 506 promulgated thereunder. The New Warrants sold, or any shares of Common Stock issued upon the exercise of the New Warrants, may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of New Warrant
10.1	Form of Amendment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2021	Nxt-ID, Inc.

	By:	/s/ Vincent S. Miceli
	Name:	Vincent S. Miceli
	Title:	Chief Executive Officer

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